Exhibit 10.4


                    NOTE AND STOCK ESCROW AGREEMENT
                    -------------------------------

      This Note and Stock Escrow Agreement ("Agreement") dated as of January 12, 2001 by and among Centrack International, Inc., a
Delaware corporation (the "Corporation"), George Nathanail, in his individual capacity (the "Buyer"), and the Corporation's designated (to be named not later than the date hereof), as Note and Stock Escrow Agent (the "Note and Stock Escrow Agent").


                            WITNESSETH:
                            -----------

      The Buyer and the Corporation have entered into that certain
Stock Subscription and Stock Purchase Agreement dated as of
January 12, 2001 (the "Stock Subscription and Purchase Agreement"), the terms of which are incorporated herein by reference and made a part hereof, which terms provide, among other things, for the issuance by the Corporation of 51,780,178 shares of restricted common stock in Centrack International, Inc. (the "Shares") in three certificates for approximately equal numbers of Shares, and the execution, delivery and payment (subject to certain conditions) by the Buyer of two promissory notes, each in the amount of $50,000.00. In fulfillment of the provisions of the Stock Subscription and Purchase Agreement, the Buyer, the Corporation and the Note and Stock Escrow Agent are now entering into this Agreement.

      Accordingly, in consideration of the mutual promises contained herein, the parties, intending to be legally bound hereby, agree as follows:

      1.     Deliveries to the Note and Stock Escrow Agent.

             (a) The Buyer hereby deposits with the Note and Stock Escrow Agent, an original of each of Promissory Note No. 1 and Promissory Note No. 2, as described in, and required by, the Stock Subscription and Purchase Agreement, both notes being duly executed by the Buyer (the "Note Escrow Deposit"). By execution of this Agreement, the Note and Stock Escrow Agent acknowledges receipt of the Note Escrow Deposit.

             (b) The Corporation hereby deposits with the Note and Stock Escrow Agent the Shares, as represented by Certificates Nos. ____, ___, and ___, the Shares being issued to the Buyer or his assigns named in writing delivered to the Corporation prior to the Closing, as defined in the Stock Subscription and Purchase Agreement, and bearing a restrictive legend in the form indicated in Section 2 of the Stock Subscription and Purchase Agreement and on the face of each certificate, indicating that such shares of stock have not been registered with the United States Securities and Exchange Commission or any other securities agency and may not be transferred by the Buyer (or his assigns, as the case may be) without registration or acceptable written opinion of the Buyer's counsel that an exemption from such registration is available.

      2. Note and Stock Escrow. The Note and Stock Escrow Agent is hereby directed to hold the Shares and the certificates representing the Shares, and the two promissory notes referred to herein, in a bank safety deposit box obtained by the Note and Stock Escrow agent for this purpose at the ____________________bank, located at ___________________.



          Exhibit 10.4 - Pg. 1


      3.     Disbursement of Note and Stock Escrow.

             a. Disbursements to the Buyer. Note and Stock releases from the Note and Stock Escrow shall be made as follows. (i) Upon receipt by the Cash Escrow Agent of the Initial Cash Escrow Deposit (as defined in the Cash Escrow Agreement), the Cash Escrow Agent shall provide the Note and Stock Escrow Agent with satisfactory documentation of receipt of such deposit and the amount thereof. Thereupon, the Note and Escrow Agent shall release to the Buyer the first certificate for approximately one third of the Shares. Upon receipt by the Cash Escrow Agent of the $50,000 payment of Promissory Note No. 1, the Cash Escrow Agent shall provide the Note and Stock Escrow Agent with satisfactory documentation of receipt of such payment and the amount thereof. Thereupon, the Note and Escrow Agent shall release to the Buyer the second certificate for approximately one third of the Shares. Upon the sooner to occur of (i) payment in full to the Cash Escrow Agent of Promissory Note No. 2 or (ii) completion of a reverse merger involving the Corporation and payment by the Buyer to the Cash Escrow Agent (through payments on Promissory Note No. 2, which shall be made by the Buyer in response to demands for payment required to be made by the Cash Escrow Agent) of sufficient funds to pay all of the obligations of the Corporation incurred between the date of the Closing (as defined in the Stock Subscription and Purchase Agreement) and the date of completion of the reverse merger, the third and final certificate for the remaining approximately one third of the Shares shall be released to the Buyer. As each of the notes is paid in full by the Buyer (or, in the case of Promissory Note No. 2, cancelled, as the case may be), the original of such note shall be given by the Note and Stock Escrow Agent to the Corporation, which shall cause such original to be marked "CANCELLED" or "PAID IN FULL" (as the case may be) and delivered to the Buyer.

             b. Disbursements to the Corporation. If the Buyer fails to pay Promissory Note No. 1 in full at the agreed time, the Note and Escrow Agent shall return to the Corporation for cancellation the remaining two certificates representing approximately two thirds of the Shares, and the Buyer shall have no further rights with respect to such Shares. If the Buyer fails to make any payments properly demanded on Promissory Note No. 2 or otherwise fails to make such payments under that note so as to provide sufficient funds to pay all of the Corporation's obligations incurred between the date of Closing (as defined in the Stock Subscription and Purchase Agreement and the completion of a reverse merger involving the Corporation (or the date on which expenditure of the entire amount of the proceeds of Promissory Note No. 2 on such obligations (other than those paid with the proceeds from the Initial Cash Escrow Deposit and Promissory Note No. 1) has occurred, the Note and Escrow Agent shall return to the Corporation for cancellation the remaining two certificate representing the final approximately one third of the Shares, and the Buyer shall have no further rights with respect to such Shares.

      4.     Regarding the Note and Stock Escrow Agent.

             a. The Corporation and the Buyer, jointly and severally, agree to hold the Note and Stock Escrow Agent harmless and to indemnify the Note and Stock Escrow Agent against any loss, liability, expenses (including attorney's fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including without limitation, to the fullest extent allowed by applicable law, any such loss, liability, expenses, claim or demand arising under any securities laws or regulations, except for the negligence, willful misconduct or failure of the Note and Stock Escrow Agent to perform its obligations. The foregoing indemnities in this paragraph shall survive the resignation of the Note and Stock Escrow Agent or the termination of this Agreement.

             b. The Note and Stock Escrow Agent's duties are only such as are specifically provided herein, and the Note and Stock Escrow Agent shall incur no liability whatsoever to the Corporation or the Buyer, except for its negligence, willful misconduct or failure to perform its obligations hereunder. The Note and Stock Escrow Agent



          Exhibit 10.4 - Pg. 2


shall have no responsibility hereunder other than to follow faithfully the instructions herein contained, and the Note and Stock Escrow Agent shall have no duty or obligation to determine which party may at any time be entitled to the monies on deposit in the Escrow Account. Except as set forth in this Paragraph 4.b, the Note and Stock Escrow Agent shall not be liable while acting in accordance with any written instructions given to it hereunder and believed by it to have been executed by the proper parties.

             c. It is understood and agreed that should any dispute arise with respect to the payment and/or ownership or right of possession of any portion of the Note and Stock Escrow Account, the Note and Stock Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of Note and Stock Escrow Deposits until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America and time for appeal has expired and no appeal has been perfected, but the Note and Stock Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. except in case of its negligence, willful misconduct or its breaching this Agreement.

             d. The Note and Stock Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor Note and Stock Escrow Agent shall have been appointed with the consent of all parties hereto and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Note and Stock Escrow Agent shall have not have been delivered to the Note and Stock Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning Note and Stock Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Note and Stock Escrow Agent.

      5. Notices. All notices, demands, requests and other communications required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed duly given on the date mailed by certified United States delivered (by messenger or overnight or express delivery service), addressed to the Corporation and the Buyer as set forth in the Stock Subscription and Purchase Agreement (the Corporation being referred to therein as the "Seller"). All notices and demands, given to the Note and Stock Escrow Agent under the provisions of this Agreement shall be in writing and shall be addressed to _____________________________.




          Exhibit 10.4 - Pg. 3


      6. The Parties agree to indemnify the accounting firm of Caruso & Caruso, Michael A. Caruso individually, against any claims brought against any of them pertaining to this Agreement, except to the extent such claims are based upon the negligence, willful misconduct or violation of law by Caruso & Caruso, Michael A. Caruso individually.

      7. General. This Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to the conflicts of laws rules thereof. Each of the Parties submits unconditionally to the jurisdiction of the Federal Court for the Southern District of Florida for resolution of any controversy hereunder. This Agreement may be executed in several counterparts, each of which shall constitute an original, and all collectively shall constitute but one agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ATTEST:                           /s/ Ronald N. Stewart, as agent
                                  for a corporation to be formed
                                  -------------------------------
                                  (Note and Stock Escrow Agent)

____Michael A. Caruso________     By:____ Ronald N. Stewart______

                                     Name:_______________________

                                     Title:______________________



ATTEST:                           CENTRACK INTERNATIONAL, INC.

____Michael A. Caruso_______      By:_____/s/ John J. Lofquist___

                                     Name: John J. Lofquist
                                          -----------------------

                                     Title: Chairman & President
                                           -----------------------


                                  _____/s/ George Nathanail ______
                                  George Nathanail


          Exhibit 10.4 - Pg. 4